NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
News Release FOR IMMEDIATE RELEASE	NASDAQ-GS: NWEC

Media Contact: Bobbi Schroeppel (866) 622-8081 bobbi.schroeppel@northwestern.com	Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

Reports improvement in net income, gross margin and operating income

Sioux Falls, S.D. – April 23, 2008 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ-GS: NWEC) today reported financial results for the quarter ended March 31, 2008.

Highlights for the Quarter

•	Net income improved to $23.5 million in the first quarter of 2008, an increase of 23.0 percent compared with $19.1 million in the first quarter of 2007;
•	Gross margin improved to $156.9 million in the first quarter of 2008, an increase of 6.5 percent compared with $147.3 million in the first quarter of 2007;
•	Operating income improved to $52.1 million in the first quarter of 2008, an increase of 17.3 percent compared with $44.4 million in the first quarter of 2007;
•

Reached a tentative settlement of the Company’s transmission rate case filed with the Federal Energy Regulatory Commission (FERC) in February 2008 resulting, pending approval, in an annualized margin increase of approximately $3.0 million.

•

Standard & Poor’s Rating Group upgraded the Company’s senior secured, senior unsecured and long-term corporate credit ratings resulting in a decrease in the interest rate, commitment fees and removal of certain covenants associated with the Company’s revolver.

•	Filed an application to list on the NYSE Euronext (“NYSE”) under ticker symbol NWE and will begin trading on the NYSE on May 1, 2008.

Financial Results

Consolidated net income was $23.5 million or $.59 per diluted share for the quarter ended March 31, 2008, compared with consolidated net income of $19.1 million or $.51 per diluted share for the quarter ended March 31, 2007.

“We had a solid financial quarter where we benefited from rate relief, customer growth and colder weather than last year,” said Mike Hanson, NorthWestern Energy’s President and CEO. “We remain focused on our core operations and are well poised to move forward on our strategic generation and transmission growth projects.”

Consolidated gross margin for the first quarter of 2008 was $156.9 million compared with $147.3 million for the first quarter of 2007. Gross margin in the regulated electric segment increased $7.9 million from

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NorthWestern Reports First Quarter 2008 Financial Results

April 23, 2008

the first quarter of 2007. Gross margin in the regulated natural gas segment increased $7.3 million from the first quarter of 2007. Gross margin in the unregulated electric segment decreased $4.6 million from the first quarter of 2007. Gross margin in the “other” segment decreased $1.0 million from the first quarter of 2007.

Consolidated operating, general and administrative expenses were $60.1 million for the first quarter of 2008 compared with $62.4 million for the first quarter of 2007. The decrease was due to reduced operating lease expense related to the purchase of our previously leased interest in Colstrip Unit 4 partly offset by higher legal and professional fees, which included a $1.8 million judgment related to the City of Livonia shareholder litigation.

Property and other taxes were $23.6 million in the first quarter of 2008 compared with $20.6 million in the same period of 2007. Depreciation expense was $21.1 million in the first quarter of 2008 compared with $19.9 million in the same period of 2007. The increase in depreciation expense was related primarily to the purchase of the previously leased interest in Colstrip Unit 4.

Interest expense was $16.1 million for the first quarter of 2008 compared with $13.2 million for the first quarter of 2007, primarily related to the additional debt incurred for the purchase of the previously leased interest in Colstrip Unit 4.

Results from Regulated Operations

Regulated electric gross margin for the first quarter of 2008 was $93.6 million, up 9.2 percent, compared with $85.7 million for the same period in 2007. This $7.9 million increase was primarily due to an interim increase in transmission and distribution rates in Montana, increased volumes from 1.5 percent customer growth and colder weather. Also contributing to the margin increase was an interim increase in our transmission rates and slightly higher wholesale margin due to increased generation plant availability.

Regulated retail electric volumes for the first quarter of 2008 totaled 2,634,000 megawatt hours compared with 2,533,000 megawatt hours for the first quarter of 2007, a 4.0 percent increase. The increase was due primarily to customer growth and colder weather. Wholesale electric volumes were 35,000 megawatt hours for the first quarter 2008, an increase from 32,000 megawatt hours for the same period of 2007 due primarily to increased plant availability in the South Dakota generation facilities.

Regulated natural gas gross margin was $50.3 million for the first quarter of 2008, compared with $43.0 million for the first quarter of 2007. The increase was primarily due to an increase in distribution rates and increased volumes due to 1.4 percent customer growth and colder weather. In addition, $0.7 million of the increase is due to the transfer of certain previously unregulated customers and pipelines into the regulated business and $0.4 million from higher storage utilization.

Regulated retail natural gas volumes were 14,172,000 dekatherms for the first quarter of 2008, compared with 13,037,000 dekatherms for the same period in 2007. The increase in volumes was primarily due to customer growth and colder winter weather.

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NorthWestern Reports First Quarter 2008 Financial Results

April 23, 2008

Results from Unregulated Operations

Gross margin from unregulated electric operations was $13.4 million for the first quarter of 2008, a decrease from $18.0 million for the first quarter of 2007 primarily due to lower average contracted prices and higher fuel supply costs. In addition, the Company recorded an unrealized loss of $1.2 million during the first quarter of 2008 related to forward contracts executed during the period to economically hedge a portion of our Colstrip Unit 4 output through 2009. Unrealized gains and losses will be recorded, based on market prices through the duration of these contracts; however, they will ultimately reverse as the power is delivered.

Unregulated electric volumes were 476,000 megawatt hours in the first quarter of 2008, compared with 428,000 megawatt hours in the same period in 2007. Electric volumes at Colstrip Unit 4 increased primarily due to increased plant availability.

Liquidity and Capital Resources

As of March 31, 2008, cash and cash equivalents were $33.8 million compared with $12.8 million at Dec. 31, 2007. The Company had revolver availability of $173.9 million at March 31, 2008 compared with $158.7 million at Dec. 31, 2007.

Cash provided by continuing operating activities totaled $78.0 million during the first quarter 2008, compared with $104.1 million during the first quarter of 2007. This reduction was primarily due to a contribution of $21.9 million to the Company’s pension plan and lower collections of energy supply costs as compared with the first quarter of 2007.

The Company used $14.0 million for investment activities during the first quarter of 2008 compared with $60.6 million for the first quarter of 2007. Capital expenditures for the first quarter of 2008 were $14.0 million compared with $20.5 million for the first quarter of 2007. The Company also used $40.2 million in the first quarter of 2007 to purchase a previously leased interest in Colstrip Unit 4.

The Company used $43.0 million in financing activities during the first quarter of 2008 compared with $43.9 million for the first quarter of 2007. Uses of cash included dividends paid on common stock of $12.9 million during the first quarter of 2008 compared with $11.1 million during the first quarter of 2007 and long-term debt payments of $30.0 million in the first quarter of 2008.

2008 Earnings Outlook

NorthWestern reaffirms its estimate for earnings per share in 2008 to be in the range of $1.60 - $1.75 per fully diluted share. The guidance assumptions for 2008 include:

•	Impact of rate relief in the Company’s service territories, assuming we receive the regulatory approvals in Montana and at FERC;
•	Decreased lease expense and increased depreciation and interest expense related to the purchase of the previously leased interest in Colstrip Unit 4;
•	Lower average pricing on forward sales contracts and anticipated output volumes of 1.7 million MWH at Colstrip Unit 4;
•	Fully diluted average shares outstanding of 39.5 million; and
•	Normal weather in the Company’s electric and natural gas service territories for 2008.

Company Hosting Investor Conference Call

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NorthWestern Reports First Quarter 2008 Financial Results

April 23, 2008

NorthWestern will host an investor conference call on Thursday April 24, 2008 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to review its financial results for the quarter ended March 31, 2008.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at noon ET on April 24, 2008, through May 24, 2008, at 800-475-6701, access code 919615.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 650,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2008 Earnings Outlook.”  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•	our ability to avoid or mitigate adverse rulings or judgments against us in our pending litigation;
•

unanticipated changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments;

•	unscheduled generation outages or forced reductions in output, maintenance or repairs;
•	adverse changes in general economic and competitive conditions in our service territories; and
•	potential additional adverse federal, state, or local legislation or regulation or adverse determinations by regulators.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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NorthWestern Reports First Quarter 2008 Financial Results

April 23, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current Assets	$271,137	$278,354
Property, Plant, and Equipment, Net	1,785,079	1,770,880
Goodwill	355,128	355,128
Regulatory Assets	117,616	123,041
Other Noncurrent Assets	19,346	19,977
Total Assets	$2,548,306	$2,547,380
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$21,036	$21,006
Current Liabilities	300,631	300,833
Long-term Capital Leases	37,701	38,002
Long-term Debt	757,352	787,360
Noncurrent Regulatory Liabilities	215,383	194,959
Deferred Income Taxes	89,315	74,046
Other Noncurrent Liabilities	292,460	308,150
Total Liabilities	1,713,878	1,724,356
Total Shareholders’ Equity	834,428	823,024
Total Liabilities and Shareholders’ Equity	$2,548,306	$2,547,380

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NorthWestern Reports First Quarter 2008 Financial Results

April 23, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
OPERATING REVENUES	$385,975	$366,565
COST OF SALES	229,084	219,278
GROSS MARGIN	156,891	147,287
OPERATING EXPENSES
Operating, general and administrative	60,071	62,448
Property and other taxes	23,640	20,592
Depreciation	21,091	19,894
TOTAL OPERATING EXPENSES	104,802	102,934
OPERATING INCOME	52,089	44,353
Interest Expense	(16,080)	(13,220)
Other Income	662	378
Income Before Income Taxes	36,671	31,511
Income Tax Expense	(13,220)	(12,369)
Net Income	$23,451	$19,142
Average Common Shares Outstanding	38,972	35,720
Basic Earnings per Average Common Share	$0.60	$0.54
Diluted Earnings per Average Common Share	$0.59	$0.51
Dividends Declared per Average Common Share	$0.33	$0.31

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NorthWestern Reports First Quarter 2008 Financial Results

April 23, 2008

NORTHWESTERN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2008	2007
Operating Activities:
Net Income	$23,451	$19,142
Noncash Items	35,181	34,025
Changes in Operating Assets and Liabilities	19,323	50,922
Cash Provided by Operating Activities	77,955	104,089

Cash Used in Investing Activities	(13,954)	(60,608)

Cash Used in Financing Activities	(43,019)	(43,865)

Increase (decrease) in Cash and Cash Equivalents	20,982	(384)
Cash and Cash Equivalents, beginning of period	12,773	1,930
Cash and Cash Equivalents, end of period	$33,755	$1,546

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NorthWestern Reports First Quarter 2008 Financial Results

April 23, 2008

NORTHWESTERN CORPORATION

REGULATED ELECTRIC

THREE MONTHS ENDED MARCH 31

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$196.7	$178.5	$18.2	10.2%
Total Cost of Sales	103.1	92.8	10.3	11.1
Gross Margin	$93.6	$85.7	$7.9	9.2%
% GM/Rev	47.6%	48.0%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	668	635	33	5.2%
South Dakota	160	148	12	8.1
Residential	828	783	45	5.7
Montana	799	788	11	1.4
South Dakota	222	203	19	9.4
Commercial	1,021	991	30	3.0
Industrial	761	735	26	3.5
Other	24	24	—	—
Total Retail Electric	2,634	2,533	101	4.0%
Wholesale Electric	35	32	3	9.4%

	Average Customer Counts
	2008	2007	Change	% Change
	(in thousands)
Retail Electric
Montana	266,104	262,172	3,932	1.5%
South Dakota	47,908	47,666	242	0.5
Residential	314,012	309,838	4,174	1.3
Montana	59,148	57,719	1,429	2.5
South Dakota	11,331	11,185	146	1.3
Commercial	70,479	68,904	1,575	2.3
Industrial	72	71	1	1.4
Other	4,653	4,593	60	1.3
Total Retail Electric	389,216	383,406	5,810	1.5%

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NorthWestern Reports First Quarter 2008 Financial Results

April 23, 2008

NORTHWESTERN CORPORATION

REGULATED NATURAL GAS

THREE MONTHS ENDED MARCH 31

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	$171.6	$158.2	$13.4	8.5%
Total Cost of Sales	121.3	115.2	6.1	5.3
Gross Margin	$50.3	$43.0	$7.3	17.0%
% GM/Rev	29.3%	27.2%

	Volumes Dekatherms
	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	5,568	5,035	533	10.6%
South Dakota	1,607	1,526	81	5.3
Nebraska	1,405	1,382	23	1.7
Residential	8,580	7,943	637	8.0
Montana	2,757	2,528	229	9.1
South Dakota	1,378	1,181	197	16.7
Nebraska	1,284	1,224	60	4.9
Commercial	5,419	4,933	486	9.9
Industrial	119	73	46	63.0
Other	54	88	(34)	(38.6)
Total Retail Gas	14,172	13,037	1,135	8.7%

	Average Customer Counts
	2008	2007	Change	% Change
	(in thousands)
Retail Gas
Montana	155,758	152,938	2,820	1.8%
South Dakota	36,912	36,890	22	0.1
Nebraska	36,888	36,773	115	0.3
Residential	229,558	226,601	2,957	1.3
Montana	21,685	21,185	500	2.4
South Dakota	5,839	5,795	44	0.8
Nebraska	4,593	4,584	9	0.2
Commercial	32,117	31,564	553	1.8
Industrial	306	318	(12)	(3.8)
Other	141	139	2	1.4
Total Retail Gas	262,122	258,622	3,500	1.4%

2008 as compared with:
Heating Degree-Days	2007	Historic Average
Montana	8% colder	Remained Flat
South Dakota	4% colder	2% colder
Nebraska	4% colder	3% colder

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NorthWestern Reports First Quarter 2008 Financial Results

April 23, 2008

NORTHWESTERN CORPORATION

UNREGULATED ELECTRIC

THREE MONTHS ENDED MARCH 31

(Unaudited)

	Results
	2008	2007	Change	% Change
	(in millions)
Total Revenues	20.4	$22.3	$(1.9)	(8.5)%
Total Cost of Sales	7.0	4.3	2.7	62.8
Gross Margin	$13.4	$18.0	$(4.6)	(25.6)%
% GM/Rev	65.7%	80.7%

	Volumes MWH
	2008	2007	Change	% Change
	(in thousands)
Wholesale Electric	476	428	48	11.2%